[*] -- Certain information omitted and filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2 of the Commission.


                                   LICENSE AND
                          TECHNOLOGY TRANSFER AGREEMENT



                                     between


                               CREE RESEARCH, INC.
                                  ("Licensor")

                                       and


                           SHIN-ETSU HANDOTAI CO. LTD.
                                  ("Licensee")






                            Dated September 30, 1996

                                TABLE OF CONTENTS



1. CONTRACT DOCUMENTS; DEFINITIONS..........................................................................1
            1.1. Documents..................................................................................1
            1.2. Definitions................................................................................1


2. LICENSE GRANT............................................................................................3
            2.1. Grant..................................................................................... 3
            2.2. Duration...................................................................................4
            2.3. Exclusivity................................................................................4
            2.4. Sublicenses................................................................................5


3. TECHNOLOGY TRANSFER......................................................................................6
            3.1. Delivery of Documentation..................................................................6
            3.2. Technical Assistance.......................................................................6
            3.3. Targeted Process Yields....................................................................6
            3.4. Restricted Information.....................................................................6


4. LICENSE FEE AND ROYALTIES................................................................................6
            4.1. License Issue Fee..........................................................................6
            4.2. Royalties..................................................................................7
            4.3. Record-Keeping and Reporting...............................................................7
            4.4. Payment....................................................................................8


5. ADDITIONAL LICENSE TERMS AND CONDITIONS..................................................................8
            5.1. Cross-License to Covered Improvements......................................................8
            5.2. ************************...................................................................8
            5.3. Right of First Refusal on Wafer Manufacturing License.....................................10
            5.4. Representations and Warranties of Licensor................................................10


6. INFRINGEMENTS...........................................................................................11
            6.1. Infringement by Third Parties.............................................................11
            6.2. Infringement of Third Party Rights........................................................12


7. CONFIDENTIAL INFORMATION................................................................................13
            7.1. Definition and Identification.............................................................13
            7.2. Confidentiality Obligations...............................................................13
            7.3. Survival..................................................................................14


8. TERM AND TERMINATION....................................................................................14
            8.1. Term......................................................................................14
            8.2. Termination...............................................................................14
            8.3. Rights after Termination..................................................................15


                                      - i -

9. LIMITATION OF LIABILITY.................................................................................15


10. ADDITIONAL UNDERTAKINGS................................................................................15
            10.1. Confidentiality of Terms.................................................................15
            10.2. Publicity................................................................................15
            10.3. Patent Marking...........................................................................15
            10.4. Use of Trademarks, Etc...................................................................16
            10.5. Export Regulation........................................................................16


11. ASSIGNMENT.............................................................................................16


12. FORCE MAJEURE..........................................................................................16


13. GENERAL............................................................................................... 16
            13.1. Notices..................................................................................16
            13.2. Authority; No Conflicting Obligations; Governmental Approval.............................17
            13.3. Relationship of the Parties..............................................................17
            13.4. Dispute Resolution.......................................................................17
            13.5. Severability.............................................................................17
            13.6. Amendments; Waiver.......................................................................18
            13.7. Enforcement Costs........................................................................18
            13.8. Governing Law............................................................................18
            13.9. Construction.............................................................................18
            13.10. United Nations Convention...............................................................18
            13.11. Fair Trade Commission Action............................................................18
            13.12. Entire Agreement........................................................................18

                                   LICENSE AND
                          TECHNOLOGY TRANSFER AGREEMENT


LICENSE AND TECHNOLOGY TRANSFER AGREEMENT (this "Agreement"), made and effective as of the 30th day of September, 1996 (the "Effective Date"), by and between CREE RESEARCH, INC., a corporation organized and existing under the laws of the State of North Carolina and having offices at 2810 Meridian Parkway, Suite 176, North Carolina 27713, USA (referred to below as "Licensor"), and SHIN-ETSU HANDOTAI CO. LTD., a corporation organized and existing under the laws of Japan and having offices at Togin Bldg., 4-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100, Japan (referred to below as "Licensee").

                                    Recitals

WHEREAS, the parties have agreed on the terms and conditions under which Licensor will license technology to Licensee for the manufacture and sale of certain products and desire to memorialize such terms and conditions in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual obligations undertaken in this Agreement, the parties agree as follows:

1. CONTRACT DOCUMENTS; DEFINITIONS

     1.1.       Documents.

                        The following documents are annexed to and made a part of this Agreement:

                   (a)   Schedule 1 -- Licensed Products and Processes

                   (b)   Schedule 2 -- Excluded Technology

                   (c)   Schedule 3 -- Technology Transfer Services

                   (d)   Schedule 4 -- License Fee and Royalties

                         Attachment A -- C430-DH85 Product Specifications

     1.2       Definitions.

              For purposes of this Agreement, the terms defined in this Section
              1.2 shall have the meaning specified and such definitions shall apply to both singular and plural forms:

             (a) "Affiliates" of a designated corporation, company or other entity means all entities which control, are controlled by, or are under common control with the named entity, whether directly or through one or more intermediaries. For purposes of this definition "controlled" and "control" mean ownership of more than fifty percent (50%) of the voting capital stock or other interest having voting rights with respect to the election of the board of directors or similar governing authority.

             (b) "Confidential Information" shall have the meaning defined in Section 7.1.

             (c) "Covered Improvements" means improvements to the Licensed Products or Licensed Processes, whether or not patentable and whether or not confidential, (i) which are described in
                     Schedule 1 and are developed or acquired by either party or their respective Affiliates prior to the expiration or termination of this Agreement; and (iii) which such party is lawfully entitled to communicate to the other party for its use without breaching any restrictions on use or disclosure owed to third parties.

            (d) "Licensed Products" means LED die products conforming to the description set forth in Schedule 1.

            (e)      "Licensed Processes" means the processes described in
                     Schedule 1 which are necessary for the manufacture of Licensed Products.

            (f)      "Licensed Rights" means the Subject Rights of Licensor.

            (g)      "Net Sales" means (for all purposes including computing Net
                      Sales of Licensed Products by Licensee and its Affiliates and computing Net Sales of goods by Licensor to Licensee and its Affiliates for use in the manufacture of Licensed Products) the invoice price less: (i) actual cost of freight charges, if any, separately stated in such invoice; (ii) standard cash trade discounts actually allowed, if any; (iii) any tax, duties or other governmental charges on the sale, transportation, or delivery which is separately stated on the invoice; and
                      (iv) credit and cash refunds for damaged or returned goods.

                      "Net Sales" does not include sales or other dispositions of Licensed Products by Licensee to its Affiliates, or transfers among Licensee's Affiliates, but does include all sales or other dispositions of Licensed Products by Licensee or its Affiliates to others.

                      In computing Net Sales of Licensed Products by Licensee and its Affiliates, the following provisions also apply:

                      (A) With respect to sales of Licensed Products made to any purchaser which does not deal at arm's length with the seller, or if Licensed Products are made available by Licensor or its Affiliates to any third party under circumstances in which no sale takes place, Net Sales shall be computed using the then current highest published list price of Licensee and its Affiliates for Licensed Products offered for sale or, if no such list price has been published, the average of the published list prices of equivalent products offered by other manufacturers (including Licensor).

                      (B) If Licensed Products are sold in the form of combination products containing one or more products or parts in addition to the Licensed Products, Net Sales for such combination products shall be calculated by multiplying actual Net Sales of such combination products by the fraction A/(A+B), where A is the invoice price of the Licensed Product, if sold separately by Licensee or its Affiliate, and B is the invoice price of any other product or part in the combination, if sold separately by Licensee or its Affiliate.

                      (C) If the other products or parts in the combination are not sold separately by Licensee, Net Sales for such combination products shall be calculated by multiplying actual Net Sales of such combination products by the fraction A/C where A is the invoice price of the Licensed Product if sold separately by Licensee or its Affiliate and C is the invoice price of the combination product.

                      (D) If neither the Licensed Products nor the combination
                          product is sold separately by Licensee or its Affiliate, Net Sales for such combination products shall be calculated by multiplying actual Net Sales of such combination products by the fraction A/C where A is Licensee's and its Affiliates' total actual cost of the Licensed Products and C is Licensee's and its Affiliates' total actual cost of the combination product.

            (h) "Patent Rights" means, insofar as the same apply within the Territory with respect to the Licensed Products or Licensed Processes, those patents and patent applications which are listed on the separate schedule of patents and patent applications delivered by Licensor to Licensee concurrently with the execution of this Agreement, and all patents issuing from such patent applications including all divisions, reexaminations, reissues and continuations thereof.

            (i) "Subject Rights" means all intellectual property rights (including, by way of example, patents, patent applications, inventions, know-how, trade secrets, copyrights and Confidential Information, but excluding trademarks and trade names) protecting Subject Technology which rights are owned or controlled by a party or its Affiliates at the Effective Date or at any time during the term of this Agreement. "Controlled" as used with respect to Subject Rights means at least the degree of control needed to grant licenses of the scope and content granted in this Agreement.

            (j) "Subject Technology" means all information pertaining to the manufacture of Licensed Products, including know-how, trade secrets and inventions (whether patentable or not), owned or possessed by a party or its Affiliates at the Effective Date or at any time during the term of this Agreement; provided, however, that "Subject Technology" does not include information described in Schedule 2.


            (k)      "Territory" means the country of Japan.

2.  LICENSE GRANT

       2.1     Grant.

            (a) Subject to the terms and conditions of this Agreement, Licensor hereby confers upon Licensee a license, under the Licensed Rights, to make, use and sell Licensed Products within the Territory and to use the Licensed Processes within the Territory for the manufacture of Licensed Products.

            (b) No license is conferred hereby to make, have made, use or sell articles which are not Licensed Products (other than as a step in the manufacture of Licensed Products) or to use the Licensed Processes for any purpose other than manufacture of the Licensed Products. Except as otherwise provided in Section 2.1(c) below, no license is conferred hereby to make, have made, use or sell Licensed Products outside the Territory or to use the Licensed Processes at any location outside the Territory. Without limiting the foregoing, the license does not include the right to (and Licensee agrees that it will not) sell substrates with epitaxial layers made using the Licensed Processes nor use such substrates for any purpose other than the manufacture of Licensed Products.

            (c) Licensor and Licensee may from time to time agree in writing, on a customer by customer basis, that Licensee may sell Licensed Products to specific customers outside the Territory on a nonexclusive basis. Licensor and Licensee may from time to time agree in writing, on a country-by-country basis with respect to countries outside the Territory, that Licensee may make and use the Licensed Products and Licensed Processes within such country on a nonexclusive basis. Actions of Licensee in accordance with the terms and conditions of a written agreement which references this paragraph and is signed on behalf of the parties shall be considered licensed pursuant to this
                     Section 2.1. Nothing in this Agreement shall be construed to obligate the parties to enter into any agreement under this paragraph.

            (d) Any sales of Licensed Products which Licensee is authorized to make to a customer outside the Territory pursuant to
                     Section 2.1(c) may be made by Licensee or its Affiliates directly or through Sumitomo Corporation and its Affiliates.

          2.2.   Duration.

                 The license granted under Section 2.1 shall commence on the Effective Date and, except as otherwise provided in Section 8.3, shall continue until the later of the expiration of the last-to-expire patent included in the Licensed Rights or for so long as any of the Subject Technology is used in the manufacture of the Licensed Products.

          2.3.  Exclusivity.

            (a) The license granted under Section 2.1 shall be exclusive within the Territory during the term of this Agreement as provided in this Section 2.3.

            (b) Licensor may sell Licensed Products to the Licensee or its Affiliates or pursuant to the Distributorship Agreement dated June 22, 1995 among Licensor, Licensee and the other parties named therein, as such agreement may be amended from time to time, but Licensor:

                     (i) shall not otherwise retain any right to sell the Licensed Products within the Territory during the term of this Agreement; and

                     (ii) shall not retain any right to make or use the Licensed
                          Products within the Territory during the term of this Agreement, or to use the Licensed Processes within the Territory during the term of this Agreement for the manufacture of the Licensed Products.

            (c)      Nothing in this Agreement shall prevent Licensor:

                     (i) after the expiration or termination of this Agreement, from making, having made, using or selling Licensed Products within the Territory or using Licensed Processes within the Territory,

                     (ii) at any time, from making, having made, using or
                          selling Licensed Products outside the Territory or using Licensed Processes outside the

                          Territory, or

                    (iii) at any time, from using Licensed Processes within the
                          Territory for the manufacture of products other than LED products.

            (c) The exclusivity conferred hereby shall mean, except as otherwise provided in this Section 2.3, that:

                      (i) Licensor warrants that it has not previously granted
                          any license to any third party, with respect to Subject Technology owned by Licensor at the Effective Date, to make, have made, use or sell Licensed Products within the Territory during the term of this Agreement, or to use the Licensed Processes within the Territory during the term of this Agreement for the manufacture of Licensed Products; and

                     (ii) Licensor covenants that it will not hereafter, with
                          respect to Subject Technology owned by Licensor at the Effective Date, grant any license to any third party,
                          *****************************************************
                          ***************************************** chip-on-
                          board applications, to make, have made, use or sell Licensed Products within the Territory during the term of this Agreement, or to use the Licensed Processes within the Territory during the term of this Agreement for the manufacture of Licensed Products.

            (e) It is understood that Licensor has previously granted a nonexclusive license to a third party to make, have made, use and sell certain LED products (including the Licensed Products), subject to the limitation that such third party shall not sell blue LED die without Licensor's consent for any application other than a "chip-on-board" application. ****************
                          "chip-on-board application" ************************
                          ****************************************************
                          ****************************************************
                          ****************************************************
                          ****************************************************
                          chip-on-board applications ***********************.

          2.4.   Sublicenses.

            (a) The rights licensed under Section 2.1 may be exercised by Licensee, or by any Affiliate of Licensee pursuant to a sublicense granted to the Affiliate in accordance with this Section 2.4, provided the Affiliate first agrees in writing with Licensor to hold all Confidential Information of Licensor in confidence under terms of this Agreement and otherwise to comply with all of the obligations imposed on Licensee under this Agreement.


           (b) Any sublicense shall be subject to the terms and conditions of this Agreement, and any act or omission by the sublicensee which would constitute a breach of this Agreement if done or omitted by Licensee shall be considered a breach of this Agreement by Licensee. Without limiting the foregoing, Licensee shall in all events remain responsible for the reporting and payment to Licensor of all royalties due with respect to sales by sublicensees.

           (c) Except as permitted by this Section 2.4, the rights licensed under Section 2.1 may not be sublicensed without the Licensor's prior consent, which the Licensor may withhold in its sole discretion, and may not be transferred except as part of an assignment of this Agreement made in accordance with Article 11.

3. TECHNOLOGY TRANSFER

        3.1. Delivery of Documentation.

             Licensor will provide Licensee documentation describing the Subject Technology in such reasonable detail and to such an extent as is adequate for competent technical personnel experienced in epitaxial deposition and device fabrication generally to understand the Subject Technology and to manufacture the Licensed Products. The documentation will disclose all matters which, at the time of delivery, are known or believed by Licensor's technical personnel, responsible for its own manufacture of Licensed Products, to have a material effect on the yield or repeatability of the Licensed Processes and which are not obvious to competent technical personnel experienced in epitaxial deposition and device fabrication generally. The documentation to be delivered pursuant to this Section 3.1 is listed in Schedule 3 and will be delivered in accordance with the schedule set forth in Schedule 3.

        3.2. Technical Assistance.

             Licensor shall provide technical assistance to Licensee in connection with the manufacture of the Licensed Products in the manner and subject to the terms and conditions set forth in
             Schedule 3.

        3.3. Targeted Process Yields.

             In providing documentation and technical assistance required by this Article 3, and subject to the limitations on the commitment of the time of Licensor's personnel set forth in Schedule 3, Licensor will endeavor to assist Licensee in achieving on average, measured during one (1) calendar month, a die yield per wafer which is not less than *********************** of the Licensor's average die yield per wafer in manufacturing Licensed Products during the preceding six (6) calendar months. It is understood that Licensor makes no warranty and provides no other assurance that such yields can in fact be achieved. Licensor shall permit Licensee's duly authorized representative, reasonably acceptable to Licensor, to examine Licensor's records of its die yield per wafer at all reasonable business hours to the extent and insofar as it is necessary to verify the accuracy of the average die yield per wafer reported by Licensor to Licensee for purposes of this paragraph.

        3.4. Restricted Information.

             Nothing in this Article 3 shall be construed to require Licensor to grant Licensee access to, or otherwise to disclose to Licensee, any information held by Licensor under restrictions on use or disclosure which preclude disclosure to third parties.

4. LICENSE FEE AND ROYALTIES

        4.1. License Issue Fee.

             (a) In consideration of the license conferred by Section 2.1,
                 Licensee shall pay Licensor a license issue fee of Two Million Seven Hundred Thousand Dollars

                 ($2,700,000) (U.S).

             (b) The license issue fee shall be due and payable in installments in the amounts and on the dates specified in Schedule 4.

             (c) The license issue fee shall be considered fully earned at the
                 Effective Date of this Agreement. Thereafter Licensee's obligation to pay the issue fee shall be unconditional, not subject to set-off or deduction of any kind, and shall survive any termination or expiration of this Agreement.

         4.2.  Royalties.

             (a) Licensee shall pay to Licensor, for all sales of Licensed
                 Products made by Licensee and its sublicensees during the period specified in Schedule 4, a royalty equal to the percentage specified in Schedule 4 multiplied times the difference between (i) the Net Sales of Licensed Products by Licensee and its sublicensees minus (ii) the Net Sales to Licensee and its sublicensees of materials supplied by Licensor for use in the manufacture of Licensed Products.

             (b) Upon payment in full of the license issue fee due under Section
                 4.1, and all royalties accrued during the period specified in
                 Schedule 4, the license conferred by Section 2.1 shall be fully paid such that no further royalties shall be due with respect to sales of the Licensed Products thereafter.

             (c) Royalties shall accrue on sales of Licensed Products made during the period specified in Schedule 4 notwithstanding any earlier termination of this Agreement. This Article 4 shall survive any termination of this Agreement so as to cover sales of Licensed Products made thereafter on which royalties are due under the terms hereof. Survival of this Article 4 shall not be construed as conferring any additional license, whether express or implied, respect to the Licensed Rights.

             (d) In the event that, prior to expiration of the royalty period specified in Schedule 4, all patents included in the Licensed Rights shall have expired or been finally adjudged by a court of competent jurisdiction to be invalid, and no patent applications included in the Licensed Rights remain pending, the parties shall in good faith negotiate an appropriate adjustment in the royalty rate applicable to sales of Licensed Products made thereafter.

         4.3.   Record-Keeping and Reporting.

            (a) Licensee shall keep and shall cause its sublicensees to keep true and accurate books of account concerning the Licensed Products. Licensee shall render a statement within thirty (30) days after the end of each calendar quarter setting forth the quantity of the Licensed Products sold during the during the quarter and the Net Sales and amount of royalties due thereon. The royalties due shall be paid in U.S. Dollars simultaneously with the sending of the statement. The amount of royalty first calculated in Japanese Yen shall be converted into U.S. Dollars at the T/T selling price rate quoted by Tokyo-Mitsubishi Bank as of five (5) working days prior to the date of remittance.

           (b) Licensee shall permit Licensor's duly authorized representative, reasonably acceptable to Licensee, to examine the above-mentioned books of account relating to the Licensed Products at all reasonable business hours to the extent and insofar as it is necessary to verify the accuracy of the statement rendered by the Licensee pursuant to
                Section 4.3(a) above.

           (c) Licensor shall have the right to designate a firm of certified public accountants, reasonably acceptable to Licensee, to audit the above-mentioned books of account relating to the Licensed Products in order to ascertain the accuracy of the statement rendered by the Licensee pursuant to Section 4.3(a) above. The expense of the audit shall be Licensor's unless the audit shall demonstrate a discrepancy (in Licensee's favor) greater than five percent (5%) between the royalties reported and paid and those which were actually due, in which event the audit expenses shall be borne by Licensee.

         4.4.   Payment.

           (a) All payments under this Article 4 shall be made in U.S. dollars by wire transfer deposited to Licensor's credit at such U.S. bank as Licensor may from time to time designate.

           (b) All taxes levied in accordance with the tax laws of Japan, or any other country in which Licensed Products are sold under this Agreement, on any payments to be made by the Licensee to the Licensor hereunder (not including any taxes on Licensee's net income) shall be borne by the Licensor. When, pursuant to such tax laws, the Licensee is required to withhold such taxes and pay them to the taxing authority on the Licensor's behalf, the Licensee is hereby authorized to withhold and deduct such taxes from the applicable payments to the Licensor, provided that the Licensee shall furnish the Licensor with the tax receipts or other evidence showing the payment of such taxes.

          (c) Any amounts to be paid under this Agreement which are not paid at the later of the date due or the expiration of any stated grace period shall accrue interest from the date due until the date paid at a rate equal to one percent (1%) plus the prime rate as published by the Chase Manhattan Bank (N.A.), New York, New York or any successor bank thereof.

5. ADDITIONAL LICENSE TERMS AND CONDITIONS

          5.1.  Cross-License to Covered Improvements.

                If either party or its Affiliates develops or acquires any Covered Improvements prior to the expiration or termination of this Agreement, it will promptly disclose such Covered Improvements to the other party, and the other party and its Affiliates shall be deemed to have an irrevocable, nonexclusive license to practice the same for the purpose of making, using and selling Licensed Products. The license shall not include the right to grant sublicenses. The license shall be royalty-free, except as otherwise provided in this Agreement with respect to Licensed Products sold by Licensee and its Affiliates. It is understood that neither party makes any warranty or provides any other assurance that any improvements will in fact be made.

          5.2.  ************************.

            (a) Licensor and Licensee each agree that it will not, and will not allow its Affiliates,
                during the term of this Agreement or at any time thereafter, to assert against the other party or its Affiliates any Subject Rights on account of the manufacture, use or sale by such other party or its Affiliates of ****************************
                **************************** on silicon carbide substrates, provided that such substrates are manufactured by Licensor or its Affiliates or acquired from third parties in accordance with
                Section 5.2(e).

           (b) Nothing in this Agreement shall obligate either party to transfer or disclose to the other information concerning the design, manufacture or other aspects of ******************** ****************************** where such information is not necessary to the manufacture of the Licensed Products.

           (c) Except as otherwise provided in Section 5.2(d), this Section 5.2 constitutes a covenant to refrain from asserting certain rights and not the grant of a license, and nothing herein shall encumber the Subject Rights of either party or bind any assignee thereof.

           (d) In the event that either party or its Affiliates are joint owners with any third party of Subject Rights which the third party owner is entitled assert contrary to Section 5.2(a), then the party to this Agreement which jointly owns such rights shall grant the other party and its Affiliates a royalty-free, nonexclusive license as provided in this paragraph, if and to the extent the terms of such joint ownership permit such licensing. The license shall be effective during the term of this Agreement, shall not include the right to grant sublicenses, and shall grant the right to practice such Subject Rights to make, use and sell *********************************
                ********************* on silicon carbide substrates, provided that such substrates are manufactured by Licensor or its Affiliates or acquired from third parties in accordance with
                Section 5.2(e).

           (e) If a third party supplier (other than an Affiliate of Licensee) extends a bona fide written offer to supply silicon carbide substrates to Licensee or its Affiliates for use in manufacturing *********************************************
                *********** as described in this Section 5.2, Licensee and its Affiliates may purchase the quantity offered by such supplier pursuant to the offer, provided that (i) such third party substrates meet or exceed the specifications of the corresponding product offered by Licensor; (ii) Licensee gives Licensor written notice of the terms of the third party offer and Licensor does not, within thirty (30) days thereafter, agree to supply such quantity at the price and in accordance with the delivery schedule and other terms and conditions stated in the third party offer, and (iii) the aggregate quantity of such substrates (measured by nominal wafer area) purchased by Licensee and its Affiliates from third party suppliers during each period of twelve months following the Effective Date of this Agreement does not exceed the aggregate quantity purchased from Licensor during such period. Without limiting the foregoing, if in Licensee's view such substrate products offered by Licensor are noncompetitive with substrates offered by other suppliers in respect of price or specifications, or Licensor is unable to deliver substrates adequate to meet Licensee's requirements for use in manufacturing ************************ ******************** ***************, and in either case
                Licensee furnishes Licensor reasonably adequate evidence of such facts, then upon Licensee's request representatives of the parties shall meet and in good faith discuss and endeavor to agree upon an appropriate amendment to this Section

                5.2(e) or other action to address Licensee's reasonable concerns.

         5.3.   Right of First Refusal on Wafer Manufacturing License.

            (a) Licensor agrees that it will not, during the first three (3)
                years of the term of this Agreement, grant to any third party (other than an Affiliate of Licensor) any license to manufacture silicon carbide substrates (including but not limited to bulk growth of silicon carbide, any polish, wafering, wafer refinishing or other pre-epitaxial process) within the Territory except in compliance with this Section 5.3(a). Licensor will first offer the license to Licensee in writing. If Licensee does not accept the offer by written notice of acceptance received by Licensor within ninety (90) days after Licensee receives the offer, Licensor may at any time thereafter grant the license to any third party provided that the terms of the license are no more favorable than those previously offered to Licensee.

            (b) Each party agrees that it will not, during the first three (3)
                years of the term of this Agreement, grant to any third party (other than its Affiliates), or permit its Affiliates to grant to any third party (other than another Affiliate), any license to make, use, sell or otherwise practice any Other LED Technology (as defined below) within the Territory in the case of Licensor, or outside the Territory in the case of Licensee, except in compliance with this Section 5.3(b). The party desiring to grant such license (the "offering party") shall first offer the license to the other party in writing (the "other party"). If the other party does not accept the offer by written notice of acceptance received by the offering party within thirty (30) days after the other party received the offer, the offering party may at any time thereafter grant the license to any third party, provided that the terms of the license are no more favorable than those previously offered to the other party. For purposes of this Section 5.3(b), the term "Other LED Technology" means:

                (i) improvements to blue LED die which are not within the
                    definition of Licensed Products and Covered Improvements;

               (ii) technology for *****************************************;
                    and

              (iii) other LED product technology.

         5.4. Representations and Warranties of Licensor.

          (a) Licensor warrants and represents:

              (i) that it has the entire right, title and interest in and to the
                  Patent Rights;

             (ii) that to the best of its knowledge there are no known
                  outstanding claims or licenses or other encumbrances upon such Patent Rights, except as otherwise disclosed in Section 2.3(e);

            (iii) that the Patent Rights are the only patents or patent applications now owned or controlled by the Licensor which cover the Licensed Products and/or the making, using or selling of the Licensed Products within the Territory; and

             (iv) that Licensor has no information which would, in its opinion, render any of the claims of any of the Patent Rights invalid and/or unenforceable.

          (b) Licensor warrants and represents that it has no knowledge of any patent, Japan or foreign (other than the Patent Rights) owned or controlled by anyone which:

              (i) covers the Licensed Products, and/or

              (ii) would prevent the Licensee from making, using or selling the Licensed Products

          (c) Licensor warrants and represents that it has full right and authority to disclose all Subject Technology which is disclosed to Licensee hereunder and to grant to Licensee the right to use said Subject Technology within the Territory as provided in this Agreement, and further warrants that it is aware of no claim in or to any present Subject Technology nor any residuary right therein by any third party whether governmental agency, educational institution, corporation or private person.

          (d) Licensor further warrants that the Subject Technology to be furnished to Licensee pursuant to Article 3 shall be the same as that used by Licensor for the manufacture of Licensed Products at the time of furnishing thereof.

6. INFRINGEMENTS

         6.1. Infringement by Third Parties.

          (a) Each party shall advise the other promptly upon becoming aware of any infringement by a third party of any Patent Right within the Territory. The Licensor shall, within reasonable limits and at its own discretion, promptly take such action (legal or otherwise) as is required to restrain such infringement. The Licensee shall cooperate fully with the Licensor, at the latter's reasonable expense, in the Licensor's effort to restrain such infringement. The Licensee may be represented by counsel of its own selection at its own expense in any suit or proceeding brought to restrain such infringement, but the Licensor shall have the right to control the suit or proceeding and obtain all benefits in the recoveries resulting from such suit or proceeding, whether by judgment, award, decree or settlement.

         (b) If, within sixty (60) days of the Licensee's giving notice to the Licensor of any third party infringement within the Territory, the Licensor fails to institute an infringementaction or proceeding that the Licensee reasonably feels is required, the Licensee shall have the right at its own discretion at any time thereafter to institute an action or proceeding in the Territory for infringement of any of the claim or claims of the Patent Rights. It is agreed that in such event the Licensee or its sublicensee may institute any such suit in its own name or in the names of each party to this Agreement (subject, in the case of Licensor, to its prior written consent which shall not be unreasonably withheld) and the Licensee shall bear the expense of any such suit or suits and shall obtain all of the benefits in the recoveries resulting therefrom, whether by judgment, award, decree or settlement. Should the Licensee bring any such suit or proceeding, the Licensor shall cooperate in all reasonable ways with the Licensee in such suit or proceeding at the Licensee's expense.

         (c) Both the parties hereto may mutually agree to bear equally the costs and expenses in any such suit or proceeding. If the parties so agree, they shall share equally in any and all benefits in the recovery whether by judgment, award, decree or settlement.

        6.2. Infringement of Third Party Rights.

         (a) If any third party claims or institutes legal action against the Licensee alleging that the manufacture, sale, or use of the Licensed Products under the license conferred by this Agreement infringes patent rights of such third party, the Licensee shall promptly notify the Licensor in writing of such claim or action.

         (b) Upon such notice, the Licensor and the Licensee shall consult and discuss whether it would be reasonable to bring or defend any suit or proceeding concerning infringement of a third party's patent in the Territory or whether other measures should be undertaken in order to avoid the time and expense inherent in any such suit or proceeding. Both parties shall have the right to participate, at their own expense and through counsel of their own choosing, in any settlement discussions relating to, or the defense of, any claim of infringement lodged as a consequence of the Licensee's marketing of Licensed Products within the Territory under the license conferred by this Agreement.

         (c) Should the Licensee or its sublicensees be required either by judgment, award or decree, or by settlement consented to by the Licensor (which consent shall not be unreasonably withheld) to make royalty payments to a third party (other than an Affiliate of Licensee) as a consequence of any claim that the Licensee's or its sublicensees' marketing of the Licensed Products in a country within the Territory, under the license conferred by this Agreement, infringes patent rights of such third party, it is agreed that the running royalties due and payable to the Licensor under this Agreement for the manufacture, use and sale of the Licensed Products in such country shall be reduced by an amount equal to that which the Licensee or its sublicensees are required to pay said third party; provided, that (i) Licensee promptly notifies Licensor in writing of any such claim of infringement,
             (ii) Licensee cooperates fully with the Licensor, at the Licensee's expense, in the defense thereof, and (iii) Licensee allows the Licensor to control the defense to such claim and any settlement discussions relating thereto.

7. CONFIDENTIAL INFORMATION

   7.1.  Definition and Identification.

    (a) "Confidential Information" means any information concerning the Subject Technology received by one party (the "receiving party") from the other party or its Affiliates (the "disclosing party"), including but not limited to processes and process parameters, methods, practices, techniques, designs, technical plans, algorithms, computer programs and related documentation, supplier lists, marketing plans, research and development strategies, evaluation of relevant technologies, and any other information relating to the development, design, engineering, testing, manufacture, marketing, use of, or to methods and apparatus related to the manufacture or use of, the Licensed Products, which the receiving party has been informed or has a reasonable basis to believe is confidential to the disclosing party.

    (b) "Confidential Information" shall not extend to information which: (i) was known to the receiving party prior to receipt from the disclosing party; (ii) was lawfully available to the public prior to receipt from the disclosing party; (iii) becomes lawfully available to the public after receipt from the disclosing party, through no act or omission on the part of the receiving party; (iv) corresponds in substance to any information received in good faith by the receiving party from any third party without restriction as to confidentiality; or (v) is independently developed by an employee or agent of the receiving party who has not received or had access to such information.

    (c) Information which the disclosing party wishes to have treated as Confidential Information under this Agreement shall be identified at the time of disclosure as "confidential" by marking, or in the case of oral disclosures, shall be confirmed as such in writing within thirty
         (30) days following the oral disclosure. However, if not so identified, the receiving party before making use of any such information that could reasonably be assumed to be Confidential Information for any purpose, other than exercise of the licenses granted hereunder or the performance of this Agreement, shall inquire of the disclosing party as to the status of such information and shall designate and treat the same as Confidential Information if so requested.

     (d) In the event that visiting personnel are present on the premises of the host party, all information of the host party received or learned by the visiting personnel shall be treated as Confidential Information of the host party, regardless of whether such information is related to the Subject Technology or marked or otherwise identified as confidential.

7.2. Confidentiality Obligations.

     (a) Each party agrees to maintain received Confidential Information in confidence and not to use such Confidential Information for any purpose other than exercise of the licenses granted hereunder and the performance of this Agreement. Neither party shall disclose any Confidential Information without the prior written approval of the disclosing party, except as required to comply with any order of a court or any applicable rule, regulation or law of any jurisdiction or as provided in Section 10.1. In the event that a receiving party is required by judicial or administrative process to disclose Confidential Information of the disclosing party, it shall promptly notify the disclosing party and to the extent permitted by the circumstances allow the disclosing party a reasonable time to oppose such process.

     (b) Each party shall protect Confidential Information of the other by using the same degree of care, but not less than a reasonable degree of care, to prevent unauthorized disclosure or use as that party uses to protect its own confidential information of like nature. Within each party and their respective Affiliates, Confidential Information shall be disclosed only to employees to whom disclosure is reasonably necessary to the exercise of the licenses granted hereunder or the performance of this Agreement. Each party shall limit the number of copies made of any item of received Confidential Information.

     (c) Each party shall appropriately notify each employee, agent or consultant to whom any disclosure of received Confidential Information is made and shall obtain their agreement that they will maintain Confidential Information in confidence in accordance with the provisions set forth herein. Each party represents and warrants to the other that its employees, agents and consultants to whom any disclosure of received Confidential Information is made shall be subject to a valid, binding and enforceable agreement to maintain such Confidential Information in confidence in accordance with the provisions set forth herein.

    7.3. Survival.

         The obligations of confidentiality set forth in this Article 7 shall continue for so long as the Confidential Information continues to come within the definition thereof set forth in Section 7.1 and shall survive the expiration or any termination of this Agreement.

8. TERM AND TERMINATION

    8.1. Term.

     (a) This Agreement shall become effective on the Effective Date first above written.

     (b) This Agreement shall continue to be effective for a period of seven (7) years from the Effective Date, unless this Agreement is sooner terminated pursuant to other provisions of this Agreement.

    8.2. Termination.

         If one or more of the following events shall have occurred and be continuing:

     (a) one party shall at any time commit a breach of any of the terms and conditions of this Agreement, or the Supply Agreement executed concurrently herewith, and shall fail to remedy such breach within thirty (30) days after written notice thereof from the other party; or

     (b) one party shall be dissolved, liquidated or declared insolvent or bankrupt; or

     (c) any representation or warranty made by one party in this Agreement shall prove to have been incorrect or misleading in any material respect when made;

         then and in any such event, the other party shall have the right forthwith to terminate this Agreement by written notice thereof to the defaulting party, to take effect immediately upon such notice, without prejudice to any other rights and remedies conferred by this Agreement or by law.

    8.3. Rights after Termination.

         After termination, each party shall retain the right to use Subject Technology licensed to it hereunder to make, use and sell Licensed Products in accordance with the terms and conditions and subject to the limitations set forth in this Agreement, except that in case of termination for breach pursuant to Section 8.2 the breaching party shall not retain nor have such rights and except that in case of termination under Section 13.11 neither party shall retain nor have such rights.

9. LIMITATION OF LIABILITY

   Except as expressly provided otherwise in this Agreement, neither party shall under any circumstances be liable to the other for indirect, incidental, special or consequential damages (including, but not limited to, loss of profits, revenue or business) resulting from or in any way related to this Agreement, or the termination of this Agreement, or arising out of or alleged to have arisen out of breach of this Agreement or the exercise of any license granted hereunder. This limitation applies regardless of whether such damages are sought based on breach of contract, warranty, negligence, strict liability or other legal theory.

   Without limiting the foregoing, except as expressly provided otherwise in this Agreement, Licensor shall have no liability whatsoever to Licensee or any third parties for or on account of any injury, loss or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon Licensee or any other person or entity, arising out of or in connection with or resulting from the manufacture, use or sale of the Licensed Products or use of the Licensed Processes or other Subject Technology, or any advertising or other promotional activities with respect to any of the foregoing.

10. ADDITIONAL UNDERTAKINGS

    10.1. Confidentiality of Terms.

          The parties agree that the terms of this Agreement shall be treated as Confidential Information of each other subject to Article 7; provided, however, that either party may, upon notice to the other, make such public disclosures regarding this Agreement as in the opinion of counsel for such party are required by applicable securities laws or regulations.

    10.2. Publicity.

          The parties agree to cooperate in the preparation of a mutually acceptable joint press release announcing the relationship established hereby, to be issued promptly following execution of this Agreement, but shall otherwise make no public announcement regarding the terms of this Agreement.

    10.3. Patent Marking.

          Licensee agrees to use reasonable efforts to ensure that Licensed Products sold by it and its sublicensees are marked in accordance with applicable patent laws with the number of any appropriate patents included in the Licensed Rights.

    10.4. Use of Trademarks, Etc.

          Licensee agrees that it will not, without the prior written consent of Licensor, (i) use in advertising, publicity or otherwise in connection with any Licensed Products sold under this Agreement, any trade name, trademark, trade device, service mark, or symbol owned by Licensor or its Affiliates; or (ii) represent, either directly or indirectly, that any product of Licensee or its sublicensees is a product manufactured by Licensor or its Affiliates, or vice versa.

    10.5. Export Regulation.

          Licensee agrees to comply in all respects with all applicable laws and regulations of the United States government or any agency thereof pertaining to exports.

11. ASSIGNMENT

    Neither this Agreement nor any of the rights or obligations created herein is assignable by either of the parties hereto without the prior written consent of the other party, except to a successor to its entire business or of substantially all of its assets relating to the manufacture, use, sale or other disposal of the Licensed Products, provided, however, that any such assignment shall require the delivery to the other party of the assignee's written agreement to accept such assignment and be bound by this Agreement. Any purported assignment in violation of this paragraph shall be void. No assignment shall relieve the assignor of responsibility for the performance of its obligations hereunder.

12. FORCE MAJEURE

    If the performance of this Agreement or any obligations under this Agreement is prevented, restricted, or interfered with by reason of fire, flood, explosion, or other casualty, accident, or act of God; strikes or labor disturbances; war, whether declared or not, or other violence; sabotage; any law, or order, proclamation, regulation, ordinance, demand, or requirement of any government agency; or any other event beyond the reasonable control of the parties, whether similar or dissimilar to the foregoing and whether or not foreseen, the affected party, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference. The affected party shall use its reasonable efforts to avoid or remove such cause of non-performance or to limit the impact of the event on such party's performance and shall continue performance with the utmost dispatch whenever such causes are removed.

13. GENERAL

    13.1. Notices.

          All notices under this Agreement shall be in writing and sent by prepaid airmail post, by reputable courier service, or by facsimile message (with a confirmation copy concurrently dispatched by prepaid airmail post or courier service), to the addresses of the respective parties as set forth by their signatures below or to such other address as the party may hereafter specify by written notice so given. Notices shall be effective upon receipt at the location of the specified address.

    13.2. Authority; No Conflicting Obligations; Governmental Approval.

      (a) Each party warrants that its has all requisite power and authority to enter into and perform this Agreement, and that it has no agreement with any third party or commitments or obligations which conflict in any way with its obligations hereunder. Each party agrees during the term of this Agreement not to enter into any agreement, commitment or obligation in conflict with its obligations under this Agreement.

      (b) Each party warrants to the other that all approvals of any governmental agency required for such party to enter into and perform its obligations under this Agreement have been obtained prior to the execution hereof.

    13.3. Relationship of the Parties.

          The relationship of the parties under this Agreement is intended to be that of independent contractors. Nothing herein shall be construed to create any partnership, joint venture or agency relationship of any kind. Neither party has any authority under this Agreement to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

    13.4. Dispute Resolution.

          Any disputes or claims arising from this Agreement or its breach shall be submitted to and resolved exclusively by arbitration conducted in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration shall be conducted by three (3) arbitrators appointed in accordance with such rules. The place of arbitration shall be in San Francisco, California. An award rendered in the arbitration shall be final and binding upon the parties and judgment may be entered thereon in any court of competent jurisdiction. The arbitrators shall apply the laws specified in this Agreement in determining the rights, obligations and liabilities of the parties and shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement nor to rule upon or grant any extension, renewal or continuance of this Agreement, nor to award damages or other remedies expressly prohibited by this Agreement, nor to grant injunctive relief, including interim relief, of any nature, notwithstanding any contrary provisions of the Rules of Conciliation and Arbitration specified above. If, under applicable law, this arbitration provision is not enforceable as to a particular claim brought by one party against the other, then legal proceedings involving only that claim may be instituted solely in the United States District Court of the Eastern District of North Carolina or, if such court may not exercise jurisdiction, a court of the State of North Carolina. For all purposes of this Agreement, all parties hereby irrevocably consent to the jurisdiction of such court and waive any defense based on improper or inconvenient venue or lack of personal jurisdiction.

    13.5. Severability.

          If any provision of this Agreement is found invalid or unenforceable, the remaining provisions will be given effect as if the invalid or unenforceable provision were not a part of this Agreement.

    13.6. Amendments; Waiver.

          This Agreement may not be amended except in a writing signed by the authorized representatives of both parties. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party sought to be charged therewith. The failure of either party to enforce any provision of this Agreement shall not constitute or be construed as a waiver of such provision or of the right to enforce it at a later time.

    13.7. Enforcement Costs.

          The prevailing party in any arbitration or judicial action brought to enforce the provisions of this Agreement shall be entitled to recover its costs and expenses, including reasonable attorneys' fees, incurred in filing and prosecuting or defending such action.

    13.8. Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to conflicts of laws principles.

    13.9. Construction.

          The captions contained in this Agreement are for reference only and shall not be used in its construction or interpretation. The provisions of this Agreement shall be construed and interpreted fairly to both parties without regard to which party drafted the same.

   13.10. United Nations Convention.

          The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

   13.11. Fair Trade Commission Action.

          In the event that the Fair Trade Commission of Japan should advise or recommend modification, amendment and/or deletion of any terms and conditions of this Agreement pursuant to the "Law relating to Prohibition of Private Monopoly and Methods of Preserving Fair Trade" of Japan, Licensee shall immediately inform Licensor in writing of such advice or recommendation and the parties hereto agree to negotiate in good faith to modify, amend, and/or delete the terms and conditions concerned in this Agreement in accordance with the said advice or recommendation. In the event that the parties are unable to agree in writing within thirty (30) days after Licensee informs Licensor of the action of the Fair Trade Commission, either of the parties hereto may upon written notice to the other terminate this Agreement without incurring any liability.

   13.12. Entire Agreement.

          This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings between the parties, whether oral or written, relating to such subject matter.

IN WITNESS WHEREOF, the parties, through their respective duly authorized officers, have executed this Agreement to be effective as of the Effective Date set out in the preamble hereto.


CREE RESEARCH, INC.                          SHIN-ETSU HANDOTAI CO. LTD.


By              /s/ F. Neal Hunter           By           /s/ Ryuichi Hiraishi
     ---------------------------------          -------------------------------
Name    F. Neal Hunter                       Name     Ryuichi Hiraishi
     ---------------------------------           ------------------------------
Title           President                    Title        Director
     ---------------------------------             ----------------------------
Date          September 30, 1996             Date
    ----------------------------------             ----------------------------

Address for Notices                          Address for Notices

Cree Research, Inc.                          Shin-Etsu Handotai Co. Ltd.
2810 Meridian Parkway, Suite 176             Togin Bldg.
Durham, North Carolina 27713                 4-2, Marunouchi 1-chome, Chiyoda-ku
USA                                          Tokyo 100, Japan
Attention:  President                        Attention: Director,
Fax No:  (919) 361-4630                                 Compound Semiconductor
                                                        -----------------------
                                             Fax No: 03-3214-0017     Division
                                                     --------------------------

IN WITNESS WHEREOF, SUMITOMO CORPORATION, a corporation organized and existing under the laws of Japan, and SUMITOMO CORPORATION OF AMERICA, a corporation organized and existing under the laws of the State of New York, acting through their respective duly authorized officers, have executed this Agreement below and, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby covenant and agree to be bound in the same manner as the parties hereto by the provisions of Article 7 and Section 10.1 of this Agreement.

SUMITOMO CORPORATION OF AMERICA          SUMITOMO CORPORATION


By         /s/ Toshiaki Matsuo           By      /s/ K. Takaishi
   ------------------------------           ----------------------------
Name Toshiaki Matsuo                     Name   K. Takaishi
     ----------------------------             --------------------------
Title Senior Vice President & Gen. Mgr.  Title    General Manager
      ---------------------------------        -------------------------
Date   September 30, 1996                Date  Electronic Materials &
      ---------------------------------        Equipment Dept.
                                               -------------------------
Address for Notices                      Address for Notices

Sumitomo Corporation of America          Sumitomo Corporation
345 Park Avenue                          2-2, Hitotsubashi 1-chome, Chiyoda-ku
New York, New York 10154                 Tokyo 100, Japan
USA                                                 General Manager
Attention:   Michael Vitale              Attention: Electronic Materials &
          ------------------------------            Equipment Dept.
Fax No:     415-984-3365
          ------------------------------    Fax No:     03-3217-6802
                                                    ----------------

                                   SCHEDULE 1

                         Licensed Products and Processes

A.          Licensed Products

            The Licensed Products are blue LED die products which:

            (1)         are made on silicon carbide substrates,
            (2) contain epitaxial layers comprised solely of AlXGa(1-X)N,
            (3) contain an insulating buffer between the substrate and the epitaxial layers, and
            (4) are produced using the Licensed Processes (not including any Excluded Technology as described in Schedule 2).

            The Licensed Products include but are not limited to those conforming to the specifications for Licensor's DH-85 LED die product as set forth in Attachment A hereto.

            The Licensed Products shall also include any improved version thereof made by Licensor during the term of this Agreement where the improvements consist of Covered Improvements.

B.          Licensed Processes

            The Licensed Processes are (i) the processes necessary to perform MOCVD epitaxial deposition on silicon carbide substrates as a step in manufacturing the Licensed Products and (ii) the processes necessary to fabricate and test the Licensed Products on silicon carbide substrates having epitaxially deposited layers.

            The Licensed Processes include the processes described above only insofar as the same are in use by Licensor at the Effective Date and as they may be improved by Licensor during the term of this Agreement to allow the manufacture of Licensed Products that incorporate Covered Improvements.

C.          Covered Improvements

            The Covered Improvements consist of the substitution of a conductive buffer layer for the insulating buffer layer used between the silicon carbide substrate and the gallium nitride layers in the Licensed Product and any improvements made to the Licensed Processes to allow for the manufacture of Licensed Products containing such a conductive buffer layer.

                                   SCHEDULE 2

                               Excluded Technology


"Subject Technology" as used in this Agreement does not include any information concerning:

1.          Bulk growth of silicon carbide.

2. Any polish, wafering, wafer refinishing or other pre-epitaxial process other than wafer surface preparation steps necessary to manufacture Licensed Products.

3. Any epitaxial deposition process other than those necessary to manufacture the Licensed Products.

4.          Any laser diode technology.

5. Design, manufacture or other aspects of **************************** where such information is not necessary to the manufacture of the Licensed Products.

6. Any information other than information which a party is lawfully entitled to communicate to the other party for its use without breaching any restrictions on use or disclosure owed to third parties.

                                   SCHEDULE 3

                          Technology Transfer Services


A.          Technical Documentation

            Promptly following the Effective Date of this Agreement and in any event not later than the number of days after the Effective Date specified in the following schedule, Licensor will deliver to Licensee the following documentation describing the Subject
            Technology:

            Not later than sixty (60) days after the Effective Date:

            1. Listing of equipment manufactured by third parties (including the manufacturer and model designation) used by Licensor to perform epitaxial deposition on SiC substrates as a step in manufacturing the Licensed Products.

            2. Listing of equipment manufactured by third parties (including the manufacturer and model designation) used by Licensor fabricate the Licensed Products on coated substrates.

            3. Descriptions and/or drawings and parts listings for any modifications made by Licensor to the equipment listed in Items 1 and 2 above for purposes of manufacturing the Licensed Products, including a description of any special maintenance needs of such modified equipment known to Licensor.

            4. Descriptions and/or drawings and parts listings for any custom-built equipment used by Licensor in the Licensed Processes, including a description of any special maintenance needs of such equipment known to Licensor.

            5. Drawings depicting the layout of those portions of Licensor's production facilities in which the Licensed Processes are performed.

            6. Descriptions of the Licensed Processes, including all process parameters and equipment settings used by Licensor in performing the Licensed Processes, and the specifications of all substrates, both with and without epitaxial coatings, used by Seller for its own internal production of Licensed Products.

            Not later than one hundred eighty (180) days after the Effective
            Date:

            7. Descriptions of all standard testing procedures performed by Licensor on Licensed Products before shipment.

            8. Such documents (if any) as Licensor may have prepared to meet the requirements of the ISO-9000 standard with respect to the manufacturing operations for the Licensed Products.

B.          Technical Assistance with Chip Fabrication Process

            1. Prior to ordering equipment necessary for chip fabrication, representatives of Licensee will visit Licensor's facilities and shall be permitted access to those portions of the facilities in which Licensor fabricates and tests Licensed Products. Such access shall be permitted for the purpose of observing operation of the Licensed Processes. There shall be one (1) such visit, which shall include up to four
                        (4) Licensee representatives and shall extend up to five
                        (5) working days.

            2. Representatives of Licensee will visit Licensor's facilities for the purpose of training Licensee's personnel for the start-up of Licensee's operations with respect to fabrication and testing of Licensed Products. There shall be one (1) such visit, which shall include up to four (4) Licensee representatives and shall extend up to five (5) working days.

            3. Representatives of Licensor will visit Licensee's facilities to provide technological assistance for the manufacture of Licensed Products. There shall be one (1) such visit, which shall include up to two (2) Licensor representatives and shall extend up to five (5) working days.

C.          Technical Assistance with Epitaxial Deposition Process

            1. Prior to ordering equipment necessary for epitaxial deposition, representatives of Licensee will visit Licensor's facilities and shall be permitted access to those portions of the facilities in which Licensor performs epitaxial deposition the manufacture of Licensed Products. Such access shall be permitted for the purpose of observing operation of the Licensed Processes. There shall be one (1) such visit, which shall include up to four (4) Licensee representatives and shall extend up to five (5) working days.

            2. A representative of Licensee experienced in epitaxial deposition will visit Licensor's facilities for the purpose of being trained in the operation of the MOCVD reactor and other equipment used for epitaxial deposition in manufacturing Licensed Products. There shall be one (1) such visit, which shall extend up to six (6) weeks.

            3. If requested by Licensee, and subject to mutual agreement of the parties as to price, delivery and other terms, Licensor will acquire and deliver to Licensee an MOCVD reactor for use in manufacturing Licensed Products. Prior to delivery to Licensee, Licensor shall make or have the manufacturer make all modifications necessary for use of the reactor in manufacturing Licensed Products and will make the modified reactor available for inspection by Licensee of its performance at a site within the United States. Upon acceptance of the modified reactor by Licensee, Licensor will arrange for the manufacturer to deliver and install the reactor at Licensee's facilities.

            4. Representatives of Licensor will visit Licensee's facilities to provide technological assistance with manufacturing epitaxial wafers as a step in manufacturing the Licensed Products. There shall be one
                        (1) such visit, which shall include up to two (2) Licensor representatives and shall extend up to ten (10) working days.

D.          Terms and Conditions Applicable to Visits

            Visits by one party's representatives to the facilities of the other party pursuant to this Schedule shall be conducted in accordance with and subject to the following:

            1. Visits shall be scheduled at Licensor's and Licensee's mutual convenience. Licensee shall make a request to Licensor at least fifteen (15) days in advance of the proposed visit for each visit to be scheduled.

            2. Each party may require that representatives of the other party granted access to its facilities agree in writing to maintain all Confidential Information learned during the visit in confidence under terms at least as strict as those provided in this Agreement. Each party reserves the right to preclude or restrict photographing of its facilities during visits.

            3. In connection with such visits each party shall be solely responsible for:

                    (a) all salaries, travel and related expenses of its
                        visiting personnel; and

                    (b) any injury or damage sustained by them whether or not in connection with such visit; and

                    (c) any damage or injury which may be caused by them to the visited facilities or its employees by reason of their negligence or intentional misconduct.

                                   SCHEDULE 4

                            License Fee and Royalties


A.          License Issue Fee

            The license issue fee to be paid under Section 4.1 shall be due and payable in installments in the amounts and on the dates shown below:

            Upon execution of this Agreement               $ 700,000
            December 31, 1996                              $ 500,000
            March 31, 1997                                 $ 500,000
            June 30, 1997                                  $ 500,000
            June 30, 1998                                  $ 500,000

            The installment payments may be paid without interest at any time within thirty (30) days after the date due.

B.          Royalties

            The royalties to be paid under Section 4.2 shall be due with respect to all sales of Licensed Products by Licensee and its Affiliates and any other sublicensees during the period ending seven (7) years after the Effective Date of this Agreement.

            The royalty shall be equal to ***************** percent (**********%) multiplied times the difference between (i) the Net Sales of Licensed Products by Licensee and its sublicensees minus
            (ii) the Net Sales to Licensee and its sublicensees of materials supplied by Licensor for use in the manufacture of Licensed Products.

            Sample quantities (up to an aggregate of 50,000 die) sold prior to the commencement of commercial production of Licensed Products by Licensee will not be subject to the royalty. Such sales shall nonetheless be reported on the reports to be submitted under Section 4.3.

Information in attachment omitted in its entirety and             ATTACHMENT A
filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2 of the Commission.



                        C430-DH85 PRODUCT SPECIFICATIONS